                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement         [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement              Commission Only
[ ] Definitive Additional Materials         (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  H POWER CORP.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------- -

    2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------- -

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------- -

    4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------- -

    5) Total fee paid:

    --------------------------------------------------------------------- -

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

    1) Amount Previously Paid:

    ---------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------

    3) Filing Party:

    ---------------------------------------------------------------------

    4) Date Filed:

    ---------------------------------------------------------------------

                                  H POWER CORP.
                                1373 BROAD STREET
                            CLIFTON, NEW JERSEY 07013
                                 (973) 249-5444


September 5, 2001


Dear Fellow Stockholder:


     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 9:00 a.m., New York time, on Thursday, October 4, 2001, at the Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York 10017.

     This year, you are being asked:

     (1) To elect eight directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

     (2) To approve the Company's Restated Certificate of Incorporation, which removes provisions relating to the rights, preferences, privileges and restrictions of the Company's Series A, B and C preferred stock; and

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2002 fiscal year.

     In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.



                                        Very truly yours,




                                        Dr. H. Frank Gibbard
                                        Chief Executive Officer

                                  H POWER CORP.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                                                            CLIFTON, NEW JERSEY
                                                              SEPTEMBER 5, 2001


     Notice is hereby given that the Annual Meeting of Stockholders of H Power Corp. will be held on Thursday, October 4, 2001, at 9:00 a.m., New York time, at the Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York 10017 for the following purposes:

     (1) To elect eight directors to the Company's Board of Directors, constituting the entire Board to serve for the ensuing year;

     (2) To consider and vote upon a proposal approving the Company's Restated Certificate of Incorporation, which removes provisions relating to the rights, preferences, privileges and restrictions of the Company's Series A, B and C Preferred Stock;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2002 fiscal year; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on August 14, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of these stockholders will be available for inspection ten days prior to the Annual Meeting at the Company's executive offices located at 1373 Broad Street, Clifton, New Jersey 07013.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.


                                        Merrill M. Kraines, Esq.
                                        Secretary

                                                                PRELIMINARY COPY


                                 H POWER CORP.
                               1373 BROAD STREET
                           CLIFTON, NEW JERSEY 07013

                               ----------------
                                PROXY STATEMENT
                               ----------------

                              GENERAL INFORMATION


PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of H Power Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, October 4, 2001, at 9:00 a.m., Eastern Standard Time, at the Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York 10017 or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Definitive copies of this proxy statement and accompanying form of proxy will be mailed to stockholders on or about September 5, 2001 and proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.


REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for the adoption of the proposed Restated Certificate of Incorporation, for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2002 fiscal year, and in accordance with their best judgment on any other matters that may properly come before the meeting.


RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on August 14, 2001 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On August 14, 2001, there were 53,852,828 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual

Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of The New York Stock Exchange, Inc. The votes required for the election of directors and the adoption of the other specific items to be brought before the Annual Meeting, as well as the effect of broker non-votes, is discussed under each item.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of August 14, 2001 regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director or director nominee of the Company (see "Proposal No.1 -- Election of Directors"); (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); (iv) certain other significant stockholders of the Company; and (v) all directors, director nominees and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                            PRINCIPAL STOCKHOLDERS

NAME AND ADDRESS                                 SHARES BENEFICIALLY
OF BENEFICIAL OWNER(1)                                OWNED (2)
----------------------                         ------------------------
                                                  NUMBER       PERCENT
                                               -----------   ----------
Norman Rothstein (3)
 311 Links Drive West
 Oceanside, NY 11572 .......................    7,177,459        13.3%

Frederick Entman (4)
 260 Tillou Road
 South Orange, NJ 07079 ....................    6,356,754        11.8%

Sofinov Societe Financiere D'Innovation Inc.
 1981 Avenue McGill College
 Montreal, Quebec H3A 3C7 ..................    6,458,335        12.0%

ECO Fuel Cells, LLC
 2201 Cooperative Way
 Herndon, VA 20171 .........................    4,750,000         8.8%

Hydro-Quebec CapiTech Inc.
 75, Rene-Levesque Blvd. West,
 Montreal, Quebec H2Z 1AU ..................    1,650,000         3.1%

Singapore Technologies Kinetics Ltd.
 5 Portsdown Road
 Singapore 139296 ..........................    2,000,000         3.7%

DQE Enterprises, Inc.
 One North Shore Center, Suite 100
 Pittsburgh, PA 15212 ......................    1,282,716         2.4%

Dr. H. Frank Gibbard (5) ...................    1,586,750         2.9%

Dr. Arthur Kaufman (6) .....................      975,417         1.8%

Dudley C. Wass .............................            0           *

Gary K. Willis (7) .........................       26,666           *

Leonard A. Hadley (8) ......................       26,666           *

NAME AND ADDRESS                                         SHARES BENEFICIALLY
OF BENEFICIAL OWNER(1)                                        OWNED (2)
----------------------                                 -----------------------
                                                          NUMBER       PERCENT
                                                       ------------   --------
Howard Clark, Jr. (9) ...............................      26,666          *
William L. Zang (10) ................................     124,999          *
Ivan Roch (11) ......................................           0          *
Rachel Lorey Allen (12) .............................           0          *
Robert L. Hance (13) ................................           0          *
All directors, director-nominees and executive
  officers as a group (10 persons) (14) .............    2,767,164        5.1%

----------
*     Less than 1% of the outstanding common stock.

(1) Unless otherwise indicated, the address of all persons is c/o H Power Corp., 1373 Broad Street, Clifton, New Jersey, 07013.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent the options are currently exercisable or convertible within 60 days of August 14, 2001, are treated as outstanding for computing the percentage of the person holding these securities but are not treated as outstanding for computing the percentage of any other person.

(3) Includes 279,135 shares held by Mr. Rothstein and 2,455,000 shares held by Cynthia Rothstein, his spouse. Includes stock options to purchase 800,000 shares granted to Mr. Rothstein. Also includes stock options to purchase 250,000 shares granted to Fuel Cell Components and Integrators, Inc., a company controlled by Mr. Rothstein, 35,000 shares held by his brother Carl Rothstein and 2,953,324 shares held by his children as follows: Allan Rothstein 1,369,500 shares, Steven Rothstein 588,824 shares and Tammy Rothstein 995,000 shares. Also includes 125,000 shares held by Mr. Rothstein as trustee for Jordan H. Rothstein 2000 Irrevocable Trust, 125,000 shares held by Mr. Rothstein as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, 10,000 shares held by Alan Rothstein C/F Jordan H. Rothstein UGMA NY, 5,000 shares held by Allan Rothstein C/F Nicole S. Rothstein UGMA NY, 5,000 shares held by Steven Rothstein C/F Rebeka L. Rothstein UGMA NY, 5,000 shares held by Steven Rothstein C/F Brooke E. Rothstein UGMA NY and 5,000 shares held by Steven Rothstein C/F Evan H. Rothstein UGMA NY. Also includes 125,000 shares of common stock held by Dynamark Corp., a company controlled by members of Mr. Rothstein's family. Mr. Rothstein disclaims beneficial ownership of all shares of common stock held by any members of his family. For a discussion of the stockholders' and voting agreement to which Mr. Rothstein and his affiliates are subject, see "Stockholders' and Voting Agreement."

(4) Includes 197,035 shares held directly by Mr. Entman and 375,000 shares held in trust for Mr. Entman. Also includes 2,625,000 shares held in trust for Elise Entman, his spouse, for which Mr. Entman serves as trustee. Also includes options to purchase 800,000 shares granted to Mr. Entman. Also includes 1,164,412 shares held in trust for Brian Entman and 1,189,142 shares held in trust for Scott Entman, his children. Also includes stock options to purchase 5,895 shares granted to Brian Entman. Mr. Entman disclaims beneficial ownership of all shares of common stock held by any members of his family. For a discussion of the stockholders' and voting agreement to which Mr. Entman and his affiliates are subject, see "Stockholders' and Voting Agreement."

(5) Includes 86,750 shares owned by Dr. Gibbard and stock options to purchase 1,500,000 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(6) Includes 10,417 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(7) Includes 26,666 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(8) Includes 26,666 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(9) Includes 26,666 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(10) Includes 124,999 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.

(11) Mr. Roch is the designee of Sofinov Societe Financiere D'Innovation Inc. on our board of directors, but he does not have or share voting or investment control over the 6,458,335 shares of common stock held by Sofinov Societe Financiere D'Innovation Inc.

(12) Ms. Allen is the designee of DQE Enterprises, Inc. on our board of directors and serves as a Vice President of DQE Enterprises, Inc., but she does not have or share voting or investment control over the 1,282,716 shares of common stock held by DQE Enterprises, Inc.

(13) Mr. Hance is the designee of ECO Fuel Cell, LLC on our board of directors and serves as a director of ECO Fuel Cell, LLC, but he does not have or share voting or investment control over the 4,750,000 shares of common stock held by ECO Fuel Cell, LLC.

(14) Includes 1,715,414 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of August 14, 2001.


STOCKHOLDERS' AND VOTING AGREEMENT

     The Company is a party to a stockholders' and voting agreement with Mr. Norman Rothstein and Mr. Frederick Entman and certain of their affiliates, who collectively own 13.3%, in the case of the Rothstein family, and 11.8%, in the case of the Entman family, of the Company's Common Stock. Pursuant to this agreement, these investors have granted to the Company's independent directors an irrevocable proxy for their shares and have agreed that:

     o their shares will be present and counted for quorum purposes at every meeting of the Company's stockholders;

     o their shares will be voted on all matters in the same proportion as the votes cast by the Company's other stockholders;

     o in the case of a tender offer or an exchange offer for the Company's common stock, their shares will be tendered in the same proportion as the shares tendered by the Company's other stockholders;

     o they will sell or transfer their shares without the prior written consent of the Company's independent directors, in transactions meeting the requirements of Rule 144 under the Securities Act, so long as in all cases the manner of sale requirements of Rule 144(f) are complied with, and certain other limited circumstances;

     o they will not increase their percentage ownership in the Company by more than 3% of the outstanding Common Stock, in the case of each family, above the levels of fully diluted ownership that existed immediately following the Company's initial public offering; and

     o they will not seek to be represented on, seek the removal of any directors from, or otherwise change the composition of, the Company's Board of Directors or otherwise control the Company's Board of Directors or have any involvement in the Company's management.

     The investors have further agreed that neither they nor any person they control will: (i) conduct or participate in any solicitation of proxies or consents relating to the Company's Common Stock or other securities; (ii) conduct or participate in any meeting of the Company's stockholders; (iii) request or obtain any lists of stockholders; (iv) initiate or encourage the making of any stockholder proposal; (v) deposit any of their shares of Common Stock in a voting trust or enter into any voting agreement or grant any proxy in respect of their shares; (vi) form, join, or participate with any persons or group for the purpose of acquiring, holding, voting or disposing of the Company's Common Stock; (vii) make any offer or proposal regarding the acquisition of the Company or any of its securities or assets or with respect to any merger, business combination, change-in-control, restructuring or recapitalization transaction involving the Company; (viii) facilitate, encourage, disclose or pursue any intention, purpose, plan or proposal with respect to the Company, its Board of Directors or management personnel that is inconsistent with the terms of the stockholders' and voting agreement; (ix) seek any waiver or amendment of the voting and proxy provisions of the stockholders' and voting agreement; or (x) assist, advise, facilitate or encourage any person, entity or group to enter into any of the transactions contemplated by clauses (i) through (ix) above.

     The stockholders' and voting agreement has a 10-year term and will continue in effect until April 5, 2010. The agreement will terminate with respect to the Rothstein family members when the number of shares they own collectively is less than 5% of the Company's outstanding Common Stock. This same termination provision also applies with respect to the Entman family members. The agreement would again become operative if the Rothstein family investors or Entman family investors, as applicable, reacquire, on a collective basis, record or beneficial ownership of 5% or more of the Company's outstanding Common Stock, in which case the agreement would terminate upon the earlier of April 5, 2010 or the date on which such Rothstein family investors or Entman family investors, as applicable, collectively own less than 5% of the Company's outstanding Common Stock.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of Dr. H. Frank Gibbard, William L. Zang, Rachel Lorey Allen, Robert L. Hance, Ivan Roch, Howard L. Clark, Jr., Gary K. Willis and Leonard A. Hadley, to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


                                   MANAGEMENT

     Set forth below is certain information regarding the directors and executive officers of the Company, including the directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                            DATE OF
                                               POSITIONS WITH THE        EMPLOYMENT BY     DIRECTOR
NAME/AGE                                             COMPANY                COMPANY         SINCE
--------                                   --------------------------    -------------     --------
DIRECTORS:
----------
H. Frank Gibbard*/ 60 ..................            Director,
                                             Chief Executive Officer         1996           1997
William L. Zang*/ 48 ...................            Director,
                                             Chief Financial Officer         1999           2000
Rachel Lorey Allen*/ 36 ................            Director                  --            1999
Robert L. Hance*/ 46 ...................            Director                  --            2001
Ivan Roch(1)*/ 58 ......................            Director                  --            1999
Howard L. Clark, Jr.(2)*/ 57 ...........            Director                  --            2000
Gary K. Willis(1), (2)*/ 55 ............            Director                  --            2000
Leonard A. Hadley(1), (2)*/ 67 .........            Director                  --            2000

OTHER EXECUTIVE OFFICERS:
-------------------------
Arthur Kaufman/ 64 .....................    Chief Technology Officer         1989            --
Dudley C. Wass/ 54 .....................     Chief Operating Officer         2001            --

----------
*     Nominee for re-election as a director.

(1)   Member of the Compensation Committee.

(2)   Member of the Audit Committee.


     The principal occupation and business experience for at least the last five years for each director and executive officers of the Company is set forth below.

DR. H. FRANK GIBBARD has served as our Chief Executive Officer since October 1996 and has been a member of our Board of Directors since June 1997. From 1995 through 1996, Dr. Gibbard operated his own research company, Gibbard Research and Development Corporation. From 1991 to 1995, Dr. Gibbard was employed by Duracell Inc. as Vice President, R&D and Advanced Engineering. Dr. Gibbard holds a B.S. degree in Chemistry from the University of Oklahoma and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

WILLIAM L. ZANG has served as our Chief Financial Officer since December 1999 and has been a member of our Board of Directors since March 2000. From February 1997 to December 1999, Mr. Zang served as a business and financial consultant. From March 1997 to June 1999 in a consulting capacity, he acted as Vice President, General Manager International of Alpha Technologies, a manufacturer of cable telecommunications power supplies. Mr. Zang was employed by Alpha Technologies as its Vice President,

Corporate Development from June 1996 to February 1997. Prior to June 1996, Mr. Zang served for approximately 10 years as the Vice President, Finance and Secretary of International Power Machines, a manufacturer of high technology power supply systems. Mr. Zang holds a B.S. degree in Accountancy from the University of Illinois, Champaign and an M.B.A. in Finance from Loyola University.

RACHEL LOREY ALLEN has been a Director since July 1999. Ms. Allen has served as Vice President of DQE Enterprises, Inc. since February 1999. Prior to then, Ms. Allen practiced as an attorney in the Pittsburgh offices of Jones, Day, Reavis & Pogue from January 1996 through February 1999, and of Kirkpatrick & Lockhart L.L.P. from 1989 through 1995. Her practice area focused on corporate transactions, including mergers and acquisitions, divestitures, joint ventures and financings.

ROBERT L. HANCE has been a Director since March 2001. Mr. Hance has served as Director of Business Development, Michigan of Wabash Valley Power Association since March 2000. From 1999 to 2000, Mr. Hance served as Executive Vice-President and Chief Operating Officer of Great Lakes Energy Cooperative and from 1997 to 1999 as President and Chief Operating Officer of that cooperative. From 1995 to 1996, Mr. Hance served as General Manager of Oceana Electric Cooperative. Mr. Hance is also a Director of Energy Co-Opportunity, Inc., Newaygo County Economic Development Office and Gerber Memorial Health Services and also serves as Chairman of Newaygo Tax Increment Finance Authority.

IVAN ROCH has been a Director since December 1999. From 1997 to 1999, Mr. Roch served as a consultant (in the capacity of a general manager) to Ateliers Wood Inc., a company that specializes in electromechanical equipment repairs. Mr. Roch was employed from 1995 to 1997 as the President and General Manager of Les Materiaux De Pointe Precitech Inc., a start-up venture that manufactured powder metal parts for industrial uses. From 1994 to 1995, Mr. Roch was a Project Manager for Les Enterprises Barrette Ltee and focused on developing products from excess raw material used in a saw milling operation.

HOWARD L. CLARK, JR. has been a Director since June 2000. Mr. Clark has served as Vice-Chairman of Lehman Brothers Inc., an investment banking and brokerage firm, since 1993. From February 1990 until February 1993, Mr. Clark served as Chairman, President and Chief Executive Officer of Shearson Lehman Brothers Holdings, Inc. Before that, Mr. Clark served as Executive Vice President and Chief Financial Officer of American Express Company, having held various positions with that firm since 1981. From 1968 to 1981, Mr. Clark served as Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. Mr. Clark also serves as a director of Lehman Brothers Inc., White Mountains Insurance Group, Ltd., Maytag Corporation and Walter Industries, Inc. Mr. Clark holds an M.B.A. degree from Columbia University.

GARY K. WILLIS has been a Director since June 2000. Mr. Willis retired as Chairman of the Board of Directors of Zygo Corporation in November 2000 after having served in that capacity since November 1998. Mr. Willis had been a director of Zygo since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999 of that corporation. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc., Benthos Corporation and Middlesex Health Services, Inc. Mr. Willis holds a B.S. degree in mechanical engineering from Worcester Polytechnical Institute.

LEONARD A. HADLEY has been a Director since June 2000. Mr. Hadley retired as Chairman and Chief Executive Officer of Maytag Corporation in August 1999 after having served in those capacities since 1993. Mr. Hadley serves as a director of Deere & Co. and Snap-On Inc. Mr. Hadley holds a B.S.C. degree in accounting from the University of Iowa. He also attended Drake University and the University of Iowa College of Law.

DR. ARTHUR KAUFMAN has served as our Chief Technology Officer since June 2000. He previously served as our Vice President of Technology from October 1999 to May 2000, as our Vice President, Technology & Engineering from November 1996 through October 1999 and as our Director of Technology from July 1995 through November 1996. In addition, Dr. Kaufman served as our President from 1989 through 1995. Dr. Kaufman was previously employed by Engelhard Corporation, where he served as Research Manager for that company's fuel cell program, and by United Technologies Corporation, where he served as Research Engineer in a broad range of fuel cell development activities. Dr. Kaufman holds B.S., M.S. and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology, the University of Florida and the University of Connecticut, respectively.

DUDLEY C. WASS has served as our Chief Operating Officer since June 2001. From June 2000 to June 2001, Mr. Wass served as the Business Unit Director of Visteon Corporation. From January 1997 to June 2001, he served as the Business Unit Director of Ford Motor Company. Mr. Wass also served as Plant Manager of Ford Motor Company from January 1992 through December 1996.

     During fiscal 2001, the Board of Directors held five meetings and acted by unanimous written consent in lieu of a meeting six times. With the exception of Ivan Roch, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the director served during the period he or she served as a director.


COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses actually incurred in connection with attendance at each meeting of the board or any committee thereof.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee.

     On April 25, 2000, the Board formed an Audit Committee, which was established to review the internal accounting procedures of the Company and to consult with the Company's independent public accountants and review the services provided by such independent public accountants. Messrs. Clark, Willis and Hadley, are the current members of the Audit Committee. During the fiscal year ended May 31, 2001, the Audit Committee held four meetings. All of the Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards.

     On November 26, 1996, the Board formed a Compensation Committee, which was established to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's stock option plan. Messrs. Roch, Willis and Hadley are the current members of the Compensation Committee. During the fiscal year ended May 31, 2001, the Compensation Committee held two meetings.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2001. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other company, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

     Howard L. Clark, Jr., a member of the Company's Compensation Committee, is Vice-Chairman of Lehman Brothers Inc. Lehman Brothers served as the lead underwriter for the Company's initial public offering, and, upon consummation of the offering, received aggregate fees of approximately $3,148,000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997, the Company entered into a 50-50 joint venture with Sofinov Societe Financiere D'Innovation Inc., Societe Innovatech du Grand Montreal and 9042-0175 Quebec Inc. to establish H Power Enterprises of Canada, Inc. ("HPEC"). The Company granted HPEC an exclusive license to market and distribute its stationary power products in Canada. Sofinov, Innovatech and 99042-0175 Quebec Inc. agreed to exercise, effective immediately prior to the Company's initial public offering, their right to convert their 50% interest in HPEC into 333,333 shares of the Company's then-outstanding Series C convertible preferred stock, which, in turn, converted into 1,666,665 shares of Common Stock. Upon conversion, HPEC became the Company's wholly-owned subsidiary and the territory in which HPEC has the exclusive right to market and sell the Company's stationary fuel cell products expanded to cover most of North and South America to the extent it did not infringe upon the license the Company granted to ECO.

     On August 25, 1999, ECO Fuel Cells, LLC ("ECO") purchased 5,000,000 shares of the Company's common stock, $.001 par value, at a price of $3.00 per share for a total investment of $15,000,000. In addition to the stock purchase, the Company and ECO entered into a ten year operating agreement, as amended, pursuant to which ECO paid to the Company an initial distribution rights fee of $2,500,000 and agreed to purchase, market and service the Company's stationary power fuel cell systems in exchange for the exclusive marketing, distribution and servicing rights to those areas in the United States that are being serviced by rural electric cooperatives. In addition, the Company has agreed to use its best efforts to nominate one designee of ECO at each election of the Company's Board of Directors. Robert L. Hance, a director of Energy Co-Opportunity, Inc., currently serves as ECO's representative on the Board of Directors and is the designee of ECO in the slate of director-nominees to be elected directors at the Annual Meeting.

     For a discussion of the Company's employment agreements with each of Arthur Kaufman, William Zang and Dudley C. Wass, see "Executive Compensation -- Employment Agreements." For a discussion of the Company's employment agreement with H. Frank Gibbard, see "Compensation Committee Report on Executive Compensation."


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than ten percent beneficial owners, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.


VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by those nominees will not be reduced by such action. Brokers and nominees will have discretionary voting authority as to this matter.


   THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO
        BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND
                     RECOMMENDS A VOTE "FOR" EACH NOMINEE.


                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation awarded, earned or paid by the Company as well as certain other compensation awarded, earned or paid during the fiscal years indicated to the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2001 (except as otherwise indicated), in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                          ANNUAL COMPENSATION                      COMPENSATION
                                      ----------------------------                -------------
                                                                                     OPTIONS
                               FISCAL                    BONUS          OTHER       (NUMBER OF      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   BASE SALARY   COMPENSATION   COMPENSATION     SHARES)     COMPENSATION (3)
-----------------------------  ------  -----------   ------------   ------------  -------------  ----------------
H. Frank Gibbard                2001     $217,079            --        $11,020            --           458
Chief Executive Officer         2000     $195,776            --        $20,271       500,000            --
                                1999     $176,800            --        $ 6,087            --            --
Arthur Kaufman                  2001     $134,992            --        $10,000            --           648
Chief Technology Officer        2000     $134,722            --        $ 4,997        15,625            --
                                1999     $122,876            --        $ 2,486            --            --
William Zang (1)                2001     $140,774       $15,000        $ 6,664            --           752
Chief Financial Officer         2000     $ 55,392            --        $ 1,677       375,000            --
                                1999           --            --             --            --            --
Dudley C. Wass                  2001           --            --             --            --            --
Chief Operating Officer (2)     2000           --            --             --            --            --
                                1999           --            --             --            --            --

----------
(1) The amounts reflected for fiscal 2000 reflect Mr. Zang's salary from December 1999, when he joined the Company, through the end of fiscal 2000.

(2)   Mr. Wass commenced his employment with the Company in June 2001.

(3) Amounts shown for fiscal 2001 consist of profit sharing contributions made by the Company pursuant to the H Power Corp. 401(k) Retirement Plan.


     During fiscal 2001, the Company made no option grants to the persons named in the Summary Compensation Table.

     The following table sets forth information with respect to (i) stock options exercised in fiscal 2001 by the persons named in the Summary Compensation Table and (ii) the value of such individuals' unexercised stock options at May 31, 2001.


                          AGGREGATED OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED, IN-THE-
                                                  OPTIONS HELD AT FISCAL YEAR      MONEY OPTIONS AT FISCAL YEAR
                                                              END                          END ($) (1)
                                                -------------------------------   ------------------------------
                         SHARES
                        ACQUIRED
                           ON         VALUE
                        EXERCISE     REALIZED
NAME                       (#)         ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------    --------     --------    -----------     -------------     -----------     -------------
H. Frank Gibbard       0               $ 0        1,250,000         250,000       $13,187,500       $2,537,500
Arthur Kaufman         0                 0           10,417           5,208                --               --
William Zang           0                 0          124,999         250,001           845,830        1,691,670
Dudley C. Wass (2)     0                 0               --              --                --               --

----------
(1) Computed based upon the difference between the closing price of the Company's Common Stock on May 31, 2001 and the exercise price.

(2)   Mr. Wass commenced his employment with the Company in June 2001.

EMPLOYMENT AGREEMENTS

     In October 1999, we entered into a three-year employment agreement with Arthur Kaufman to serve as our Vice President of Technology. Dr. Kaufman is required to devote his full time and attention to our business and affairs and he receives an annual base salary of $135,000. As part of his compensation package, Dr. Kaufman receives an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and is eligible to receive, from time to time, discretionary cash bonuses. Dr. Kaufman's employment agreement precludes him from competing with us during the period of his employment and for one year thereafter or from soliciting any of our employees during the period of his employment and for two years thereafter.

     In November 1999, we entered into a three-year employment agreement with William L. Zang to serve as our Chief Financial Officer. Under the terms of his agreement, Mr. Zang must devote substantially all of his business time, ability and attention to our business and affairs and he receives an annual base salary of $120,000, which was adjusted to $150,000in October 2000. As part of his compensation package, Mr. Zang also received an option to purchase 250,000 shares of our common stock at an exercise price of $3.00 per share. These options vest over a three-year period ending December 2002 and may be exercised until December 2004. Mr. Zang also receives an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and is eligible, from time to time, to receive discretionary bonuses. If, within a year after a change in control, we terminate Mr. Zang or we assign him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one-half of his then annual base salary. Mr. Zang's employment agreement precludes him from competing with us or soliciting our employees during the period of his employment and for two years thereafter.

     In June 2001, we entered into a three-year employment agreement with Dudley C. Wass to serve as our Chief Operating Officer. Under the terms of his agreement, Mr. Wass must devote substantially all of his business time, ability and attention to our business and affairs and receives an annual base salary of $200,000. Mr. Wass received an option to purchase 250,000 shares of our common stock at an exercise price of $12.36 per share. These options vest over a three-year period ending June 2004 and may be exercised until June 2011. As part of his compensation package, Mr. Wass receives an automobile allowance and is eligible, from time to time, to receive discretionary bonuses. If, within a year after a change in control, we terminate Mr. Wass or we assign him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one-half of his then annual base salary. Mr. Wass's employment agreement precludes him from competing with us or soliciting our employees during the period of his employment and for two years thereafter.


H POWER 401(K) RETIREMENT PLAN

     The H Power 401(k) Retirement Plan (the "401(k) Plan") is a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a qualified cash or deferred arrangement under Section 401(k) of the Code. The 401(k) Plan is funded through the Company's contributions and participating employees' elective 401(k) deferrals. Generally, eligible employees may defer through payroll deductions up to 15% of their eligible pay, but not more than the annual 401(k) limit which, for 2001, is $10,500. The Company may make profit sharing contributions in its discretion, which are allocated among all eligible employees, whether or not they make contributions.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently comprised of three directors, Messrs. Hadley, Willis and Roch. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company's stock option plan.

Compensation Philosophy

     The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Compensation Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers reliable.

     The Company's executive compensation program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

     In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during the past year and the executive's contribution to such performance.

     The Company's executive compensation program is comprised of the following two key components:

Base Salary

     Base salary represents the fixed component of the executive compensation program. Determinations of base salary levels are established by reviewing the previous levels of base salary, the terms of applicable employment agreements, base salaries paid by comparable companies to executives with similar responsibilities, perceived level of individual performance and the overall performance of the Company.

Bonus

     Bonuses represent the variable component of the executive compensation program. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance. The Summary Compensation Table sets forth the bonuses paid to the persons named therein during fiscal 2001.

Fiscal 2001 Compensation to Chief Executive Officer

     In October 1999, the Company entered into an amended and restated employment agreement with Dr. H. Frank Gibbard pursuant to which Dr. Gibbard serves as Chief Executive Officer of the Company. The term of this agreement expires in October 2002. Pursuant to the terms of this agreement, Dr. Gibbard is required to devote his full time and attention to the Company's business and affairs and he receives an annual base salary of $203,320, which was adjusted to $225,000 in October 1, 2000. The Compensation Committee recommended this salary in recognition of Dr. Gibbard's achievements. As part of his compensation package, Dr. Gibbard receives an automobile allowance and other fringe benefits commensurate with his duties and responsibilities and is eligible to receive, from time to time, discretionary cash bonuses. If, within a year after a change in control, the Company terminates Dr. Gibbard or the Company assigns him duties materially inconsistent with his position, he may be entitled to receive a lump sum payment equal to one-half of his then annual base salary and incentive compensation.


                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS
                                          IVAN ROCH
                                          GARY K. WILLIS
                                          LEONARD A. HADLEY


     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


THE COMPANY'S STOCK PERFORMANCE

     Below is a graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Russell 2000 Index and the companies included within the Company's Peer Group Index, which includes companies listed on the Nasdaq Stock Market with SIC codes ranging from 3620 to 3629.

     The return is calculated for the period commencing August 9, 2000, the first day on which the Company's Common Stock was publicly traded, includes the reinvestment of all dividends, and ends on May 31, 2001. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Russell 2000 Index and the Company's Peer Group Index on August 9, 2000.


[GRAPHIC OMITTED]


COMPANY / INDEX         8/9/00      5/31/01
--------------------------------------------
H POWER CORP             100          82.19
RUSSELL 2000 INDEX       100          99.01
PEER INDEX               100          76.93

     The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


        PROPOSAL NO. 2 -- APPROVAL OF THE COMPANY'S RESTATED CERTIFICATE
                                OF INCORPORATION

     The Board of Directors has unanimously approved, subject to stockholder approval, the Company's Restated Certificate of Incorporation, which removes provisions relating to the rights, preferences, privileges and restrictions of the Company's Series A, B and C preferred stock.

     Subject to stockholder approval, the Company's Restated Certificate of Incorporation will read as it appears in Appendix A.

     The Company's existing Restated Certificate of Incorporation sets forth, among other things, terms relating to the rights, preferences, privileges and restrictions of the Company's Series A, B and C preferred stock. Upon the closing of the Company's initial public offering, all 1,200,000 shares of the Company's preferred stock were converted at various rates into 6,000,000 shares of common stock. However, due to the fact that the preferred stock was outstanding until immediately prior to the closing of the Company's initial public offering, the existing Restated Certificate of Incorporation still retains provisions relating to the Series A, B and C preferred stock. Because the provisions of the Company's existing Restated Certificate of Incorporation relating to the Series A, B and C preferred stock were negotiated in connection with previous financing transactions, they provide the Company with little or no flexibility or usefulness regarding the issuance of preferred stock, if any, in the future.

     If the stockholders adopt this proposal, the rights, preferences, privileges and restrictions of the Company's Series A, B and C preferred stock would be removed from the Company's charter. The existing Restated Certificate of Incorporation currently authorizes the Board of Directors to issue "blank check" preferred stock, allowing the Board, in its sole discretion, to issue one or more series of preferred stock and to determine the rights, preferences, privileges and restrictions of each series. The proposed Restated Certificate of Incorporation simply removes provisions relating to the Series A, B and C preferred stock, avoiding unnecessary confusion and expense if preferred stock is issued in the future. The number of shares of "blank check" preferred stock currently authorized under the existing Restated Certificate of Incorporation, 10,000,000 shares, would remain the same should the proposed Restated Certificate of Incorporation be adopted by the stockholders.


VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on August 14, 2001 is required for the adoption of the proposed Restated Certificate of Incorporation. Brokers and nominees are precluded from exercising their voting discretion on this matter and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the proposed Restated Certificate of Incorporation. Therefore, broker non-votes and abstentions with respect to this matter will have the same effect as a vote "against" the matter.


          THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS
                         A VOTE "FOR" APPROVAL THEREOF.


AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is currently composed of three non-employee directors, Messrs. Howard L. Clark, Jr., Leonard
A. Hadley and Gary K. Willis. The Board has made a determination that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the Charter is attached as Appendix B to this Proxy Statement. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, fees paid to the independent accounting firm, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal 2001.


REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT

     The Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2001 with the management of the Company.


REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANT

     The Audit Committee discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants their independence.

RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN ANNUAL REPORT

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2001 for filing with the Securities and Exchange Commission.


AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
HOWARD L. CLARK, JR.
GARY K. WILLIS
LEONARD A. HADLEY


OTHER MATTERS

     In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's Regulation 14A or 14C, other than as provided in that Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.


          PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for fiscal 2002 has been recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP served as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended May 31, 2001. Subject to stockholder approval, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent public accountants for fiscal 2002. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

     During fiscal 2001, the Company paid the following fees for professional services to PricewaterhouseCoopers LLP:


Audit and Quarterly Review Fees:      $163,100
                                      --------
All Other Fees:                       $787,800
                                      --------

     There were no Financial Information Systems Design and Implementation Fees paid to PricewaterhouseCoopers LLP for services during fiscal 2001.

     The Audit Committee of the Board of Directors has considered whether the performance of services related to "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.


VOTE REQUIRED

     The affirmative vote of holders of a majority of the Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Although abstentions will be treated as neither a vote "for" nor a vote "against" the matter, they will be counted in determining if a quorum is present and considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. Brokers and nominees will have discretionary voting authority as to this matter.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS
                        A VOTE "FOR" APPROVAL THEREOF.


                             STOCKHOLDER PROPOSALS


     All stockholder proposals that are intended to be presented at the 2002 annual meeting of stockholders of the Company must be received by the Company no later than May 8, 2002 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

     Stockholder proxies obtained by the Board of Directors in connection with the 2002 annual meeting of stockholders of the Company will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our corporate secretary no later than July 22, 2002.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.


                                        By Order of the Board of Directors



                                        Merrill M. Kraines, Esq.
                                        Secretary



Dated: September 5, 2001


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT
           WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING
       FROM: H POWER CORP., 1373 BROAD STREET, CLIFTON, NEW JERSEY 07013,
                       ATTENTION: CHIEF EXECUTIVE OFFICER.

                                                                      APPENDIX A


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  H POWER CORP.

     (Under Sections 242 and 245 of the Delaware General Corporation Law)

     H Power Corp. (the "Corporation"), a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST: The name of the Corporation is H Power Corp.

     SECOND: The Certificate of Incorporation originally filed with the Secretary of State of the State of Delaware on June 6, 1989, as amended on May 22, 1996, as further amended on May 2, 1997, and as further amended on July 7, 2000, is hereby amended and restated to read in its entirety as follows:


                                "ARTICLE I: NAME

   The name of the corporation is H Power Corp. (the "Corporation").


                         ARTICLE II: REGISTERED OFFICE

     The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at that address is Corporation Service Company.


                              ARTICLE III: PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.


                         ARTICLE IV: CAPITAL STRUCTURE

     The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred sixty million (160,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

     The Board of Directors is hereby authorized, subject to the provisions contained in this ARTICLE IV, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as hereinafter provided, and shall have such designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the designations and any of the preferences, powers or rights of the shares of the series so established to the full extent allowable by law except insofar as such designations, preferences, powers or rights are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the designations, preferences, powers or rights of such shares in all respects including, without limitation, the following:

     i)    the rate of dividend;

     ii) whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

     iii) the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

     iv) purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

     v) the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

     vi) whether or not shares have voting rights, and the extent of such voting rights, if any; and

     vii) whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.


                                 COMMON STOCK

     Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock, if any.

     Section 2. Dividends. Subject to the rights of the Preferred Stock, if any, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

     Section 3. Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Restated Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

     Section 4. Merger, Consolidation, Sale of Assets. Subject to the prior and superior rights of the Preferred Stock, if any, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

     Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary in this Restated Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock.


                    ARTICLE V: MANAGEMENT OF THE CORPORATION

     The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

     A. Election of directors need not be by ballot unless the by-laws so provide.

     B. The Board of Directors shall have power without the assent or vote of the stockholders:

        1. To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

        2. To determine from time to time whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

     C. The Board of Directors shall have the power to adopt, amend, and repeal the By-laws, except to the extent that the By-laws otherwise provide.

     D. All corporate powers and authority of the Corporation (except as at the time otherwise provided by the GCL, by this Restated Certificate of Incorporation, or by the By-laws) shall be vested in and exercised by the Board of Directors.

     E. The directors may (except as otherwise required by the GCL) keep the Corporation's books outside the State of Delaware, at such places as, from time to time, may be designated by the By-laws or the Board of Directors.


                          ARTICLE VI: INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, to each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.


                    ARTICLE VII: COMPROMISES WITH CREDITORS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, in the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation.


               ARTICLE VIII: LIMITATION OF LIABILITY OF DIRECTORS

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the

Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this
Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


             ARTICLE IX: AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power."

     THIRD: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL by a vote of a majority of the stockholders outstanding and entitled to vote thereon in accordance with Section 211 of the GCL.

     IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 4th day of October, 2001.


                                        H POWER CORP.


                                        By:
                                           ------------------------------------
                                           H. Frank Gibbard
                                           Chief Executive Officer

                                                                      APPENDIX B

                                 H POWER CORP.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER


I. PURPOSE

     The primary function of the H Power audit committee ("Audit Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants and, if one exists, internal auditing department.

     o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director is not independent if the director: (a) is, or within the past 3 years was, an employee of the Corporation or an affiliate, or an immediate family member of a current or former (within the past 3 years) executive officer; (b) has received non-director compensation exceeding $60,000 during the prior year (excluding benefits under a tax-qualified retirement plan); (c) is an affiliate of an entity that received payments in any of the past 3 years exceeding the greater of $200,000 or 5% of either the Corporation's or such entity's annual gross revenues; or (d) is an executive of another entity and any of the Corporation's executive officers serve on that entity's compensation committee. In exceptional and limited circumstances, one of the Committee members may be non-independent, as long as the reason for non-independence is not clause (a) above and the Board has determined that inclusion of such individual as a member of the Committee is in the best interests of the Corporation. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Chief Financial Officer and Controller, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.


IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, but at least annually, as conditions dictate. Submit to Board of Directors for approval annually publish at least every 3 years.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review any internal reports to management prepared by the internal auditing department, if one is created, and management's response.

4. Review with financial management and the independent accountants the 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

5. Report regularly to the Board significant matters discussed at each Committee meeting.

Independent Accountants

1. Recommend to the Board of Directors the selection of the independent accounts, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

1. In the consultation with the independent accountants and the internal auditors, if any, review the integrity of the Corporation's financial reporting processes, both internal and external.

2. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent accountants or management.

Process Improvement

1. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors, if any, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the internal auditing department, if any, in connection with the preparation of the financial statements.

4. Review with the independent accountants, the internal auditing department, if any, and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

1. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2. Review management's monitoring of the Corporation's compliance with the Corporation's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

3. Review activities, organizational structure, and qualifications of the internal audit department if one is created.

4. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

5. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

6. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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                                                                PRELIMINARY COPY

                                     PROXY
                                 H POWER CORP.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 4, 2001.

     Dr. H. Frank Gibbard and William L. Zang, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of H Power Corp. held of record by the undersigned on August 14, 2001, at the Annual Meeting of Stockholders to be held at 9:00 a.m., New York time, on Thursday, October 4, 2001, at the Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York 10017 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   [X]  PLEASE MARK YOUR
A       VOTES AS IN THIS
        EXAMPLE


                                               FOR                 WITHHOLD
                                       ALL LISTED NOMINEES        AUTHORITY
                                        (except as marked      to vote for all
                                        to the contrary)       listed nominees
1. Proposal No. 1 - Election of
   Directors - Nominees are                    [ ]                   [ ]
   listed on right:

INSTRUCTION: TO WITHHOLD AUTHORITY       NOMINEES:  Dr. H. Frank Gibbard
TO VOTE FOR ANY INDIVIDUAL NOMINEE,                 William L. Zang
WRITE THAT NOMINEE'S NAME ON THE                    Rachel Lorey Allen
LINE SET FORTH BELOW.                               Robert L. Hance
                                                    Ivan Roch
----------------------------------                  Howard L. Clark, Jr.
                                                    Gary K. Willis
                                                    Leonard A. Hadley


                                                        FOR    AGAINST   ABSTAIN
2. Proposal No. 2 - Approval of the Company's
   Restated Certificate of Incorporation.               [ ]      [ ]       [ ]


3. Proposal No. 3 - Ratification of the appointment
   of PricewaterhouseCoopers LLP as the Company's       [ ]      [ ]       [ ]
   independent public accountants for the 2002 fiscal year.

   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.


   THE SIGNOR ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT OF THE COMPANY, EACH DATED SEPTEMBER 5, 2001, AND THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED MAY 31, 2001, EACH OF WHICH HAS BEEN FURNISHED HEREWITH.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.




Signature                         Signature                     Dated      ,2001
         ------------------------          --------------------      ------
                                            (IF HELD JOINTLY)


IMPORTANT: Please sign exactly as name appears above. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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